ITT Corporation, Inc. 4 West Red Oak Lane White Plains, NY 10604 tel 914 641 2000 fax 914 696 2977
Press Release HOLD FOR RELEASE AT 7:00 AM EDT, OCT. 26, 2007

Andy Hilton
914-641-2160
andy.hilton@itt.com

ITT reports strong third quarter earnings of 92 cents per share from continuing operations, raises full-year guidance

•	Earnings per share from continuing operations up 19 percent, excluding special items, on strong international sales and improved margins
•	Portfolio realignment continues with completed purchase of International Motion Control and announced acquisition of EDO Corp.
•	Discontinued operations contribute 33 cents to total EPS of $1.25, primarily from gain on Switches sale
•	ITT raises full-year 2007 adjusted earnings guidance to $3.50-$3.53 per share

WHITE PLAINS, N.Y., October 26, 2007 - ITT Corporation (NYSE: ITT) today reported third quarter 2007 earnings from continuing operations of $169 million or 92 cents per share, on revenue of $2.2 billion, driven by balanced top-line growth across most business segments and customer end-markets. Special item offsets in the quarter resulted in adjusted earnings equal to the reported 92 cents per share earnings. ITT’s adjusted earnings, which increased 19 percent over the comparable quarter a year earlier, also benefited from strong international sales and margin improvements generated by productivity initiatives, including the continued adoption of lean manufacturing processes. In addition, ITT recognized a $64 million gain from the sale of its Switches business, which was announced in July. The gain and other discontinued operations contributed 33 cents per share to ITT’s total reported earnings of $1.25 per share.

As a result of its continued strong performance, ITT is raising its full-year 2007 earnings per share guidance, excluding special items, to $3.50-$3.53 on projected revenue of $8.75 billion.

“This was an exciting quarter for our business, marked by a number of major strategic portfolio moves and transforming customer wins,” said Steve Loranger, chairman, president and chief executive officer, ITT Corp. “Through it all, our teams have remained focused on our operating plan and on continuous improvement initiatives, resulting in high-quality results for our shareholders again this quarter.”

On September 17, ITT announced an agreement to acquire EDO Corp. (NYSE: EDO) for $56 per share pending satisfaction of customary closing conditions, including EDO shareholder approval. EDO operates in markets complementary to ITT’s defense business and is a leading producer of advanced technologies serving military and commercial customers. The acquisition, if approved, would be ITT’s largest since becoming an independent company in 1995.

Also during the quarter, ITT completed the acquisition and began the integration of International Motion Control (IMC), a global leader in the design and manufacture of standard and customized energy absorption, control systems, and hydraulic and pneumatic components.

Loranger noted, “These strategic portfolio moves are enabled by the strong overall performance of our business and are expected to position ITT for continued growth in the future. These significant actions, in addition to the smaller acquisitions we’ve announced, demonstrate our disciplined approach to creating value for our shareholders by expanding from our strong core businesses and entering attractive adjacent markets.”

Primary Business Highlights

Defense Electronics & Services
•
The Defense segment reported third quarter revenues of $1.01 billion, representing six percent growth over the same quarter in 2006. Growth in the segment was led by ITT’s services businesses, including Advanced Engineering & Sciences, which recorded revenue growth of 37 percent, and Systems, up 16 percent. On the product side, ITT’s Night Vision business also grew 16 percent, while its Aerospace/Communications Division and Electronic Systems businesses were essentially flat.

•
Operating income for the segment grew to $137 million and improved 21 percent compared to prior year, excluding special items, on strong margin performance. This operating margin expansion was driven by productivity gains in ITT’s fixed price contracts for products including SINCGARS battlefield radios.

•
During the quarter, the Federal Aviation Administration (FAA) awarded ITT the first contract for its air traffic modernization program, known as Automatic Dependent Surveillance-Broadcast, or ADS-B. ITT brought together each of its core defense capabilities to win the contract, which positions the company as the prime systems integrator for the next generation air traffic control program.

Fluid Technology
•	Third quarter revenue for the Fluid Technology segment was $858 million, a 10 percent increase over the comparable quarter last year, including the impact of foreign currency exchange.
•	Top-line growth was led by organic revenue growth of six percent resulting from strong international and project sales in the group’s Industrial Process business.
•	Operating income for the segment of $111 million, or $117 million excluding restructuring costs, grew 13 percent on a comparable basis.

Motion & Flow Control
•
The Motion & Flow Control segment reported third quarter revenues of $315 million, up 18 percent over the same period last year, including the impacts of foreign currency exchange and the integration of IMC.

•
The segment recorded a nine percent increase in organic revenue in the quarter, driven in part by 26 percent organic growth at Aerospace Controls. In addition, sales to commercial original equipment manufacturers (OEMs) contributed to a strong quarter for Friction Materials, which was up 14 percent organically.

•	Operating income for the quarter grew to $44 million. Operating income was $45 million excluding restructuring, up 24 percent on a comparable basis, benefiting from volume and cost-saving initiatives.

Investor Call Today
ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Daylight Time to review third quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

About ITT Corporation
ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in water and fluid transport, treatment and control technology. The company plays a vital role in international security with communications and electronics products; space surveillance and intelligence systems; and advanced engineering and services. It also serves a number of growing markets—including marine, transportation and aerospace—with a wide range of motion and flow control technologies. Headquartered in White Plains, N.Y., the company employs approximately 35,000 people and generated $7.8 billion in 2006 sales.

"Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT believes that investors' understanding of the Company's operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP net income and adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the Company's revenue and order growth by utilizing organic revenue and organic order growth measures that exclude the effect of foreign exchange translation and the effect of recent acquisitions. In addition, Management considers the use of free cash flow to be an important indication of the Company's ability to make acquisitions, fund pension obligations, buy back outstanding shares and service debt. Free cash flow, adjusted net income, adjusted EPS, organic revenue and organic orders are not financial measures under GAAP, should not be considered as substitutes for cash from operating activities, EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.

# # #

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Sales and revenues	$2,181.2	$2,001.1	$6,474.6	$5,756.6

Costs of sales and revenues	1,540.1	1,437.8	4,606.9	4,159.5
Selling, general and administrative expenses	327.6	296.9	978.5	844.2
Research and development expenses	46.8	41.7	129.9	119.6
Restructuring and asset impairment charges, net	7.2	9.8	31.1	32.0
Total costs and expenses	1,921.7	1,786.2	5,746.4	5,155.3

Operating income	259.5	214.9	728.2	601.3
Interest expense	25.8	19.4	68.7	60.8
Interest income	12.6	6.3	31.0	14.8
Miscellaneous expense, net	4.6	4.1	10.6	13.6
Income from continuing operations before income taxes	241.7	197.7	679.9	541.7
Income tax expense	73.1	57.3	175.3	163.9
Income from continuing operations	168.6	140.4	504.6	377.8
Discontinued operations, net of tax	61.5	3.1	79.2	62.5
Net income	$230.1	$143.5	$583.8	$440.3

Earnings Per Share:
Income from continuing operations:
Basic	$0.94	$0.76	$2.79	$2.05
Diluted	$0.92	$0.75	$2.74	$2.02
Discontinued operations:
Basic	$0.34	$0.02	$0.44	$0.34
Diluted	$0.33	$0.02	$0.43	$0.33
Net income:
Basic	$1.28	$0.78	$3.23	$2.39
Diluted	$1.25	$0.77	$3.17	$2.35

Average Common Shares — Basic	180.2	184.1	180.7	184.3
Average Common Shares — Diluted	183.7	186.7	184.0	187.2

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30,	December 31,
	2007	2006

Assets
Current Assets:
Cash and cash equivalents	$1,440.1	$937.1
Receivables, net	1,493.9	1,288.9
Inventories, net	779.1	726.5
Assets of discontinued businesses held for sale	5.9	183.2
Deferred income taxes	87.7	79.8
Other current assets	131.1	102.8
Total current assets	3,937.8	3,318.3

Plant, property and equipment, net	875.3	833.0
Deferred income taxes	196.0	136.1
Goodwill, net	2,600.1	2,336.8
Other intangible assets, net	298.2	213.2
Other assets	689.9	563.2
Total assets	$8,597.3	$7,400.6

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,016.4	$929.4
Accrued expenses	860.5	839.4
Accrued taxes	73.2	105.6
Notes payable and current maturities of long-term debt	1,143.8	597.0
Pension and postretirement benefits	68.9	68.9
Liabilities of discontinued businesses held for sale	1.5	96.7
Deferred income taxes	1.9	0.2
Total current liabilities	3,166.2	2,637.2

Pension and postretirement benefits	716.8	735.5
Long-term debt	491.4	500.4
Other liabilities	771.9	658.1
Total liabilities	5,146.3	4,531.2

Shareholders' equity	3,451.0	2,869.4
Total liabilities and shareholders' equity	$8,597.3	$7,400.6

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Operating Activities
Net income	$583.8	$440.3
Less: Income from discontinued operations	(79.2)	(62.5)
Income from continuing operations	504.6	377.8

Adjustments to income from continuing operations:
Depreciation and amortization	134.7	127.1
Stock-based compensation	26.6	16.7
Restructuring and asset impairment charges, net	31.1	32.0
Payments for restructuring	(35.8)	(36.2)
Change in receivables	(116.4)	(68.5)
Change in inventories	17.7	(76.9)
Change in accounts payable and accrued expenses	70.2	176.3
Change in accrued and deferred taxes	(62.7)	14.0
Change in other current and non-current assets	(84.9)	(82.9)
Change in other non-current liabilities	(1.4)	9.3
Other, net	6.4	(1.3)
Net cash — operating activities	490.1	487.4

Investing Activities
Additions to plant, property and equipment	(108.2)	(95.2)
Acquisitions, net of cash acquired	(395.7)	(75.2)
Proceeds from sale of assets and businesses	232.4	223.7
Other, net	1.5	(6.4)
Net cash — investing activities	(270.0)	46.9

Financing Activities
Short-term debt, net	532.8	(157.2)
Long-term debt repaid	(7.2)	(2.2)
Long-term debt issued	0.4	-
Repurchase of common stock	(299.0)	(136.4)
Proceeds from issuance of common stock	55.2	53.0
Dividends paid	(71.3)	(57.3)
Tax benefit from stock option exercises	13.0	13.6
Other, net	(2.4)	—
Net cash — financing activities	221.5	(286.5)

Exchange Rate Effects on Cash and Cash Equivalents	70.7	29.8
Net Cash — Discontinued Operations:
Operating Activities	(2.7)	71.2
Investing Activities	(5.6)	(7.2)
Financing Activities	(1.0)	(0.1)

Net change in cash and cash equivalents	503.0	341.5
Cash and cash equivalents — beginning of year	937.1	451.0
Cash and Cash Equivalents — end of period	$1,440.1	$792.5

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
Third Quarter 2007 & 2006

($ Millions)

	(As Reported - GAAP)

	Sales &	Sales &	Change	% Change
	Revenues	Revenues	2007 vs.	2007 vs.
	3M 2007	3M 2006	2006	2006

ITT Corporation - Consolidated	2,181.2	2,001.1	180.1	9.0%

Defense Electronics & Services	1,011.5	957.4	54.1	5.7%
ACD - Tactical Radios	198.3	196.5	1.8	0.9%
Space Systems	144.7	186.4	(41.7)	-22.4%
Advanced Engineering & Sciences	120.4	87.0	33.4	38.4%
Electronic Systems	105.6	105.5	0.1	0.1%
Night Vision	129.1	111.1	18.0	16.2%
Systems	316.4	273.0	43.4	15.9%

Fluid Technology	858.4	780.3	78.1	10.0%
Industrial Process	173.4	147.4	26.0	17.6%
Residential and Commercial Water
Group	305.8	279.4	26.4	9.4%
Water & WasteWater	389.2	359.4	29.8	8.3%
Motion & Flow Control	314.6	267.0	47.6	17.8%
Aerospace Controls	26.1	20.3	5.8	28.6%
Marine & Leisure	58.8	55.4	3.4	6.1%
Friction Materials	88.7	72.1	16.6	23.0%
Koni Shocks	22.8	19.4	3.4	17.5%
IMC	11.1	0.0	11.1	0.0%
Connectors	107.1	99.8	7.3	7.3%

				%
				Change
			Change	2007
	Orders	Orders	.2007 vs.	vs
	3M 2007	3M 2006	2006	2006

Defense Electronics & Services	1,126.1	1,056.5	69.6	7%

Fluid Technology	929.8	821.3	108.5	13%

Motion & Flow Control	325.7	274.9	50.8	18%

Total Segment Orders	2,378.4	2,150.8	227.6	11%

	(As Adjusted - Organic)

		Acqui-
		sition	FX	Adj
	Sales &	Contri-	Contri-	Sales &
	Revenues	bution	bution	Revenues
	3M 2007	3M 2007	3M 2007	3M 2007

ITT Corporation - Consolidated	2,181.2	(12.8)	(44.0)	2,124.4

Defense Electronics & Services	1,011.5	(1.2)	(0.1)	1,010.2
ACD - Tactical Radios	198.3	0.0	0.0	198.3
Space Systems	144.7	0.0	(0.1)	144.6
Advanced Engineering & Sciences	120.4	(1.2)	0.0	119.2
Electronic Systems	105.6	0.0	0.0	105.6
Night Vision	129.1	0.0	0.0	129.1
Systems	316.4	0.0	0.0	316.4

Fluid Technology	858.4	0.0	(31.9)	826.5
Industrial Process	173.4	0.0	(1.3)	172.1
Residential and Commercial Water
Group	305.8	0.0	(8.0)	297.8
Water & WasteWater	389.2	0.0	(22.9)	366.3

Motion & Flow Control	314.6	(11.6)	(12.1)	290.9
Aerospace Controls	26.1	(0.5)	0.0	25.6
Marine & Leisure	58.8	0.0	(1.9)	56.9
Friction Materials	88.7	0.0	(6.5)	82.2
Koni Shocks	22.8	0.0	(1.3)	21.5
IMC	11.1	(11.1)	0.0	0.0
Connectors	107.1	0.0	0.0	107.1

	Orders 3M 2007	Acquisition 3M 2007	FX Contribution 3M 2007	Adj. Orders 3M 2007

Defense Electronics & Services	1,126.1	(1.2)	(0.1)	1,124.8

Fluid Technology	929.8	0.0	(33.0)	896.8

Motion & Flow Control	325.7	(1.0)	(13.1)	311.6

Total Segment Orders	2,378.4	(2.2)	(46.2)	2,330.0

	(As Adjusted - Organic)

	Sales &	Change	% Change
	Revenues	Adj. 07	Adj. 07
	3M 2006	vs. 06	vs. 06

ITT Corporation - Consolidated	2,001.1	123.3	6.2%

Defense Electronics & Services	957.4	52.8	5.5%
ACD - Tactical Radios	196.5	1.8	0.9%
Space Systems	186.4	(41.8)	-22.4%
Advanced Engineering & Sciences	87.0	32.2	37.0%
Electronic Systems	105.5	0.1	0.1%
Night Vision	111.1	18.0	16.2%
Systems	273.0	43.4	15.9%

Fluid Technology	780.3	46.2	5.9%
Industrial Process	147.4	24.7	16.8%
Residential and Commercial Water
Group	279.4	18.4	6.6%
Water & WasteWater	359.4	6.9	1.9%

Motion & Flow Control	267.0	23.9	9.0%
Aerospace Controls	20.3	5.3	26.1%
Marine & Leisure	55.4	1.5	2.7%
Friction Materials	72.1	10.1	14.0%
Koni Shocks	19.4	2.1	10.8%
IMC	0.0	0.0	0.0%
Connectors	99.8	7.3	7.3%

	Change	% Change
	Orders	Adj. 07	Adj. 07
	3M 2006	vs. 06	vs. 06

Defense Electronics & Services	1,056.5	68.3	6.5%

Fluid Technology	821.3	75.5	9.2%

Motion & Flow Control	274.9	36.7	13.4%

Total Segment Orders	2,150.8	179.2	8.3%

Note: Excludes intercompany eliminations.

ITT Corporation Non-GAAP Reconciliation
Segment Operating Income & OI Margin Adjusted for Restructuring
Third Quarter of 2007 & 2006

($ Millions)

					Adjust
			%		for
	Q3 2007	Q3 2006	Change	Q3 2007	2007
	As	As	07 vs.	As	Restruc-
	Reported	Reported	06	Reported	turing
Sales and Revenues:
Defense Electronics & Services	1,011.5	957.4		1,011.5
Fluid Technology	858.4	780.3		858.4
Motion & Flow Control	314.6	267.0		314.6
Intersegment eliminations	(3.3)	(3.6)		(3.3)
Total Sales and Revenues	2,181.2	2,001.1		2,181.2

Operating Margin:
Defense Electronics & Services	13.6%	11.8%		13.6%
Fluid Technology	12.9%	12.5%		12.9%
Motion & Flow Control	14.1%	12.6%		14.1%
Total Ongoing Segments	13.4%	12.2%		13.4%

Income:
Defense Electronics & Services	137.1	112.6	21.8%	137.1	(0.1)
Fluid Technology	110.7	97.8	13.2%	110.7	6.6
Motion & Flow Control	44.4	33.7	31.8%	44.4	0.6
Total Segment Operating Income	292.2	244.1	19.7%	292.2	7.1

	Q3 2007 As Reported	Q3 2006 As Reported	Adjust for 2006 Restructering	Q3 2006 As Reported	% Change Adj. 07 vs. 06

Sales and Revenues:
Defense Electronics & Services	1,011.5	957.4		957.4
Fluid Technology	858.4	780.3		780.3
Motion & Flow Control	314.6	267.0		267.0
Intersegment eliminations	(3.3)	(3.6)		(3.6)
Total Sales and Revenues	2,181.2	2,001.1		2,001.1

Operating Margin:
Defense Electronics & Services	13.5%	11.8%		11.9%	160 BP
Fluid Technology	13.7%	12.5%		13.3%	40 BP
Motion & Flow Control	14.3%	12.6%		13.6%	70 BP
Total Ongoing Segments	13.7%	12.2%		12.7%	100 BP

Income:
Defense Electronics & Services	137.0	112.6	1.0	113.6	20.6%
Fluid Technology	117.3	97.8	5.6	103.4	13.4%
Motion & Flow Control	45.0	33.7	2.6	36.3	24.0%
Total Segment Operating
Income	299.3	244.1	9.2	253.3	18.2%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
Third Quarter of 2007 & 2006

($ Millions, except EPS and shares)

	Q3 2007			Q3 2007	Q3 2006
	As	Q3 2007		As	As
	Reported	Adjustments		Reported	Reported

Segment Operating Income	292.2	7.1	#A	299.3	244.1

Interest Income (Expense)	(13.2)	-		(13.2)	(13.1)
Other Income (Expense)	(4.6)	-		(4.6)	(4.1)
Corporate (Expense)	(32.7)	0.1	#A	(32.6)	(29.2)

Income from Continuing Operations before Tax	241.7	7.2		248.9	197.7

Income Tax Items	4.4	(4.4)	#B	-	2.6
Income Tax Expense	(77.5)	(2.3)	#C	(79.8)	(59.9)

Total Tax Expense	(73.1)	(6.7)		(79.8)	(57.3)

Income from Continuing Operations	168.6	0.5		169.1	140.4

Diluted EPS from Continuing Operations	0.92	0.00		0.92	0.75

					Percent
				Change	Change
	Q3 2006		Q3 2006	2007 vs.	2007 vs.
	Adjust-		As	2006 As	2006 As
	ments		Adjusted	Adjusted	Adjusted

Segment Operating Income	9.2	#D	253.3

Interest Income (Expense)	-		(13.1)
Other Income (Expense)	-		(4.1)
Corporate (Expense)	0.5 #D		(28.7)

Income from Continuing Operations before Tax	9.7		207.4

Income Tax Items	(4.2)	#E	(1.6)
Income Tax Expense	(3.0)	#F	(62.9)

Total Tax Expense	(7.2)		(64.5)

Income from Continuing Operations	2.5		142.9

Diluted EPS from Continuing Operations	0.02		0.77	$0.15	19.5%

#A - Remove Restructuring Expense of $7.1M and $0.1M.
#B - Remove Tax Benefit - special items of ($4.4M).
#C - Remove Tax Benefit on restructuring of ($2.3M).
#D - Remove Restructuring Expense of $9.2M and $0.5M.
#E - Remove Tax Refund of ($2.6M) and apply structural tax rate impact in Q3.
#F - Remove Tax Benefit on restructuring of ($3.0M).

ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
Third Quarter of 2007 & 2006

($ Millions)

	3rd Qtr.07	3rd Qtr.06

Cash from Operations	490.1	487.4

Capital Expenditures	(108.2)	(95.2)

Pension Pre-funding, net of tax	50.0	87.0

Free Cash Flow	431.9	479.2